FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

        Date of Report (Date of earliest event reported) June 2, 2005
                                                         ----------------

                  ACROSS AMERICA REAL ESTATE DEVELOPMENT CORP.
                  --------------------------------------------
        (Exact Name of Small Business Issuer as specified in its charter)


       Colorado               000-50764                 20-0003432
    ---------------          ----------          --------------------------
    (State or other          (Commission         (IRS Employer File Number)
    jurisdiction of          File No.)
    incorporation)


              1440 Blake Street, Suite 330, Denver, Colorado 80202
          -----------------------------------------------------------
          (Address of principal executive offices including zip code)


                                 (303) 893-1003
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


               1440 Blake Street, Suite 310, Denver Colorado 80202
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to Across America Real Estate Development Corp. and its subsidiaries.


Item 1.01
Entry into a Material Agreement
-------------------------------

On November 26, 2004, we and GDBA Investments, LLLP ("GDBA"),an affiliate and our largest shareholder, entered into a three year agreement to fund our real estate projects. We amended this agreement to increase our ability to borrow for our projects by a total of $2,500,000, giving us a maximum of$10,000,000 This revolving line of credit, together with our line of credit with Vectra Bank Colorado supports us in obtaining up to $18 million in funding for specific development projects. All other terms of the amended agreement will be the same as the original Agreement to Fund. This amendment is effective immediately.

Item 5.02
Election of Outside Director
----------------------------

Effective May 31, 2005, we elected Mr. Daniel J. Wilhelm as an outside member of our Board of Directors. Mr. Wilhelm has had over 30 years experience as a senior executive in the real estate development and property management industry. He currently owns and manages approximately 120,000 square feet of commercial office buildings primarily occupied by the U.S. Department of Homeland Security and Arizona Department of Education. He recently sold 384 units of apartments which he had owned and managed for the past five years. He is currently co-owner and managing member of DOXA Arizona, DOXA Central and DOXA Facility Solutions, which are investment and operating entities owned by the Porsche family of Salzburg, Austria. As founder and Chief Executive Officer of Eagle Western Management Company, he established an excellent reputation for improving the position and enhancing the value of the assets owned by its clients. Mr Wilhelm sold his company to Grubb & Ellis in a transaction completed in 2002 . In addition he has served as a board member of Southwest Leadership Foundation since 1988 and was Chief Executive Officer from 2002-2004. Mr. Wilhelm has held a real estate broker's license since 1973. He has a B.S. degree from the University of San Diego.

Item 7.01 Regulation FD Disclosure

                    AARD Adds $2.5 Million To Its Credit Line


Denver, Colo. June 2, 2005--Across America Real Estate Development (AARD.PK) a national publicly traded company that is an investor partner offering 100% financing for build-to-suit "small box" real estate projects announced today that its Funding Agreement with GDBA Investments, LLLP has been amended to provide an additional two and one half million dollars in subordinated debt. This increases our ability to borrow for our projects up to a maximum of $10,000,000 under this amended agreement. All the other terms of the amended agreement are the same as the original agreement. This revolving line of credit, together with our line of credit with Vectra Bank Colorado supports AARD in obtaining up to $18 million in funding for specific development projects.

Alex Lagerborg, President and CEO of AARD, said "This additional funding will assist Across America Real Estate Development in providing funding to small box retail which we believe is an underserved market. It will also assist the Company in maximizing our return on investment for each project and provide an opportunity for the Company to be more efficient in deploying its capital. We believe we can provide an efficient financing experience to our developer partners in this underserved :small box" market."

GDBA Investments LLLP, is a private investment partnership which owns approximately 65% of AARD.


Contact:    Alexander V. Lagerborg
            Across America Real Estate
            303-893-1003 - voice
            720-893-1008 - fax
            alagerborg@aard.us

About Across America Real Estate Development

Across America Real Estate Development is a national, publicly traded company that is an investor partner focusing on 100% financing of build to suit projects and also seeking to be the low cost provider of financing for those transactions where a bank requires developer equity.

Forward-Looking Statements. All statements contained in this press release that are not statements of historical fact constitute "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from historical results or from any future results expressed or implied by such forward-looking statements. Readers are urged to consider statements that include the terms "believe," "belief," "expects," "plans," "anticipates," "intends" or the like to be uncertain and forward-looking. Forward-looking statements also include projections of financial performance, statements regarding management's plans and objectives and statements concerning any assumptions relating to the foregoing.

Additional information can be found at the Company's web site at www.aard.us. Copies may also be obtained by contacting Across America's offices at 303-893-1003. The company assumes no obligation to update the information in this press release.

                                    ---End---


             Experienced Developer and Property Management Executive
                 Daniel J. Wilhelm Added as Outside Director at
                     Across America Real Estate Development

Denver, Co., June 2, 2005 - Across America Real Estate Development (AARD.PK) is pleased to welcome Mr. Daniel J. Wilhelm as an outside member of the board of directors. Mr. Wilhelm's extensive experience in real estate development, property management and real estate brokerage will be a valuable addition to the Company.

Mr. Wilhelm has had over 30 years experience as a senior executive in the real estate development and property management industry. Currently he is partnering with the Porsche family of Salzburg, Austria as co-owner and managing member of DOXA Arizona, DOXA Central and DOXA Facility Solutions. Mr. Wilhelm currently owns and manages 120,000 square feet of commercial office space that is primarily occupied by the Department of Homeland Security and Arizona Department of Education. As founder and CEO of Eagle Western Management Company, he established an excellent reputation for improving the position and enhancing the value of the assets owned by its clients. Mr Wilhelm sold his company to Grubb & Ellis in a transaction completed in 2002. In addition he has served as a board member of Southwest leadership Foundation since 1988 and was CEO from 2002-2004.

AARD is honored to add Mr. Wilhelm to its board of directors.

Contact:          Alexander V. Lagerborg
                  Across America Real Estate Development Corp.
                  303-893-1003 - voice
                  303-893-1008 - fax
                  alagerborg@aard.us

This press release can also contain certain information about AARD's business prospects and financial projections. These are only prospects and projections based upon good faith current expectations of the management of AARD. This information is based on assumptions as to future events that are inherently uncertain and subjective. AARD makes no representation or warranty as to the attainability of such assumptions or as to whether future results will occur as projected. You are expected to conduct your own investigation with regard to AARD and its prospects.

Additional information can be found at the Company's web site at www.aard.us. Copies may also be obtained by contacting Across America's office at 303-893-1003. The company assumes no obligation to update the information in this press release.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Across America Real Estate Development Corp.


Dated: June 2, 2005          By   /s/ Alexander V. Lagerborg
                                 -----------------------------------------------
                                 Alexander V. Lagerborg, Chief Executive Officer